Exhibits 5.1


                                 SHEPPARD MULLIN
                                 ---------------

                      Sheppard Mullin Richter & Hampton LLP
                      -------------------------------------

                                ATTORNEYS AT LAW

                                SEVENTEENTH FLOOR
                             FOUR EMBARCADERO CENTER
                      SAN FRANCISCO, CALIFORNIA 94111-4106
                             TELEPHONE 415.434.9100
                             FACSIMILE 415.434.3947
                             WWW.SHEPPARDMULLlN.COM



A. John Murphy                                                       0100-092076

(415) 774-3269
jmurphy@sheppardmullin.com

                                 August 30, 2002



Capital Alliance Income Trust, Ltd.



A Real Estate Investment Trust
50 California Street, Suite 2020
San Francisco, CA 94111


Ladies and Gentlemen:

         We have acted as counsel to Capital Alliance Income Trust Ltd., a Real Estate Investment Trust (the "Company"). This opinion is rendered in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the offer of up to 221,926 shares of Common Stock of the Company, to be issued pursuant to the 1998 Incentive Stock Option Plan (the "Plan").

         In the preparation of this opinion, we have examined originals or copies of such documents as we have deemed necessary or advisable in order to render the opinion set forth below. In rendering the opinion set forth below, we have assumed:

         a. The genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of all such originals.

         b. The due authorization, execution and delivery of the Registration Statement and the documents and instruments referred to therein by and on behalf of all parties thereto.

         c. The issuance of Common Stock in accordance with the terms of the Plan.

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                                 SHEPPARD MULLIN
                                 ---------------

                      Sheppard Mullin Richter & Hampton LLP
                      -------------------------------------

                       ATTORNEYS AT LAW SEVENTEENTH FLOOR


Capital Alliance Income Trust, Ltd.
August 30, 2002
Page 2



         On the basis of the foregoing and subject to the qualifications and limitations set forth below, it is our opinion that the Common Stock covered by the Registration Statement, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and non-assessable.

         This opinion speaks only as of the date hereof and is based solely upon the existing laws of the United States, and the general corporation laws of the State of California and the State of Delaware, and we express no opinion, and none should be inferred, as to any other laws.

         This opinion may not be relied upon by any other person or for any other purpose, nor may it be quoted from or referred to, or copies delivered to any other person, without our prior written consent. We hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement.

                                       Respectfully submitted,

                                       Sheppard Mullin Richter & Hampton, LLP